Exhibit 99(a)(1)(iii)

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of
Goody's Family Clothing, Inc.
to
GFC Enterprises, Inc.
an affiliate of
Sun Capital Partners IV, LP
(Not to be used for Signature Guarantees)

        This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates representing shares of Common Stock, no par value per share (the "Shares"), of Goody's Family Clothing, Inc., a Tennessee corporation ("Share Certificates") are not immediately available; (b) time will not permit all required documents to reach The Bank of New York (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of "The Tender Offer" of the Offer to Purchase (as defined below)); or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of "The Tender Offer" of the Offer to Purchase.

The Depositary for the Offer Is:
THE BANK OF NEW YORK

By Facsimile Transmission
 (For Eligible Institutions Only)
(212) 298-1915

Confirm by Telephone:
(212) 815-5076

By Mail:	By Overnight Courier or by Hand:
The Bank of New York	The Bank of New York
Corporate Trust Operations	Corporate Trust Operations
Reorganization Unit	Reorganization Unit
101 Barclay Street—Floor 7 East	101 Barclay Street—Floor 7 East
New York, NY 10286	New York, NY 10286
Attention: Joseph J. Lynch	Attention: Joseph J. Lynch

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The Guarantee on the Reverse Side Must Be Completed.

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Ladies and Gentlemen:

The undersigned hereby tender(s) to GFC Enterprises, Inc., a Tennessee corporation, a wholly owned subsidiary of GFC Holding Corp. and an affiliate of Sun Capital Partners IV, LP, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 21, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of "The Tender Offer" of the Offer to Purchase.

  Number of Shares:

  Certificate No.(s) (If Available):

  Check this box if Shares will be delivered by book-entry transfer:

  Account No.

  Date: ____________________________________________________________, 2005

  Name(s) of Holders:

  (Please Type or Print)

  Address(es):

  (Zip Code)

  Daytime Area Code and Telephone Number:

  Signature(s) of Holders:

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